Exhibit h.19.a

ULTRA SERIES FUND

All Series (Except Target Date Funds)

AMENDMENT TO OPERATING EXPENSE LIMITATION AGREEMENT

This Amendment to the Operating Expense Limitation Agreement dated December 1, 2023 (“Agreement”), is entered into as of this 1st day of May, 2025, by and between Ultra Series Fund, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (the “Trust”), and Madison Asset Management, LLC (the “Adviser”), a limited liability corporation organized and existing under the laws of the state of Wisconsin.

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust and the Adviser desire to amend the Agreement to remove the High Income Fund and the International Stock Fund, each a series of the Trust, as set forth on Exhibit A to the Agreement;

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit for each class of the Diversified Income Fund by 0.45%, as set forth on Exhibit A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Exhibit A to the Agreement.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. All defined terms and definitions in the Agreement shall be the same in this Amendment, except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested by their duly authorized officers, as of this 1st day of May, 2025.

ULTRA SERIES FUND (on behalf its series listed on Amended Exhibit A hereto)		MADISON ASSET MANAGEMENT, LLC

By:	/s/ Patrick F. Ryan	By:	s/s Steve J. Fredricks
Name: Patrick F. Ryan		Name: Steve J. Fredricks
Title: President		Title: Chief Legal Officer

EXHIBIT A

Fund	Share Class	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Conservative Allocation Fund	Class I	0.30%
	Class II	0.55%
Moderate Allocation Fund	Class I	0.30%
	Class II	0.55%
Aggressive Allocation Fund	Class I	0.30%
	Class II	0.55%
Core Bond Fund	Class I	0.55%
	Class II	0.80%
Diversified Income Fund	Class I	0.25%
	Class II	0.50%
Large Cap Value Fund	Class I	0.60%
	Class II	0.85%
Large Cap Growth Fund	Class I	0.80%
	Class II	1.05%
Mid Cap Fund	Class I	0.90%
	Class II	1.15%

2